UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2023

CAPSTAR FINANCIAL HOLDINGS, INC.

(Exact name of Registrant as Specified in Its Charter)

Tennessee	001-37886	81-1527911
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Demonbreun Street, Suite 700
Nashville, Tennessee		37203
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 615 732-6400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value per share	CSTR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

Reference is made to the Current Report on Form 8-K of Capstar Financial Holdings, Inc. (The "Company") filed on January 20, 2023 reporting in part that the Company would conduct a conference call later that day to review the financial results for the fourth quarter and full year ended December 31, 2022 (the "Earnings Call"). During the Earnings Call, the Company's Officers discussed the reported GAAP net interest margin for the quarter (3.44%) as well as the month of December (3.35%). For greater context, these percentages include prior period interest reversals totaling approximately $324,000 in December and $266,000 for the fourth quarter related to reclassifying loans to non-performing status. Adjusting for these interest reversals, the net interest margin for both December and the fourth quarter would have been 3.48%, a modest decline from 3.50% in the third quarter of 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CAPSTAR FINANCIAL HOLDINGS, INC.

Date:	January 23, 2023	By:	/s/ Michael J. Fowler
Michael J. Fowler Chief Financial Officer (Principal Financial Officer)